Item 30. Exhibit (g) iii. a. ii.

AMENDMENT to the

AUTOMATIC QUOTA SHARE, FACULTATIVE, AUTOMATIC EXCESS AND [    ] YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: November 21, 2020

Coverage: APEX Variable Universal Life

TAI Code: [    ] Reinsurer Agreement: [    ]

Effective July 18, 2022, the Agreement is hereby amended as follows to update the Ceding Company’s corporate retention limits.

1.	Exhibit A of the Agreement is hereby replaced in its entirety with the attached Exhibit A – Retention Limits of the Ceding Company.

Effective April 20, 2024, the Agreement is hereby amended as follows to adjust the automatic quota share, automatic excess, and [    ] limits and the automatic excess percentages and to add the reinsurance premium rates contained in Addendum B:

2.	C.M. Life Insurance Company of Enfield, Connecticut is hereby added as a Party to the Agreement and agrees to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. The defined term “Ceding Company” as set forth in Section 1.1 shall be amended to mean C.M. Life Insurance Company and Massachusetts Mutual Life Insurance Company.

3.	Section 1.1 shall be amended to include the following paragraph:

The obligations of the Ceding Company under this Agreement shall be performed by MassMutual or C.M. Life, as applicable, based on which entity issued the Policies to which such obligations relate, and such obligations shall be several and not joint in nature with respect to each such entity. For the avoidance of doubt, the entities named as Ceding Company under this Agreement are separate and distinct entities and have entered into one reinsurance agreement solely for ease of administration. The obligations of one entity named as Ceding Company entity do not become the obligations of another entity named as Ceding Company simply by virtue of being a party to this Agreement or their relationship to one another.

4.	Section 21.1 shall be amended to add the following sentence:

Should Ceding Company be defined to include multiple entities, the Parties agree that no arbitrator will have power to impose obligations and/or liability on any individual Ceding Company if it has not issued the Policy(ies) reinsured under this Agreement to the Reinsurer underlying the dispute .

5.	Exhibit B of the Agreement is hereby replaced in its entirety with the attached Exhibit B – Plans Covered and Binding Limits.

6.	Exhibit E of the Agreement is hereby replaced in its entirety with the attached Exhibit E – Reinsurance Premiums and Allowances.

7.	Addendum B is hereby added to the Agreement.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both Parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	4/4/2024
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	4/4/2024
Chad Madore
Head of Reinsurance Development & Management

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ Louis Girard	Date:	4/4/2024
Louis Girard
AVP, Associate General Counsel

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ Meredith Funderburk	Date:	4/4/2024
Meredith Funderburk
VP, Associate General Counsel

EXHIBIT B: Plans Covered and Binding Limits

B.1	Plan, Riders and Benefits

a)	Issuing Companies: Policies issued by C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.
b)	Type of Business: Life insurance only. [ ].
c)	Plans of Insurance: [ ] Variable Life Insurance Policy and the following riders: [ ].

[    ]

[    ].

The Ceding Company [    ]:

1.	[ ]
The [ ].

2.	[ ]

From the Reinsurer’s perspective, [    ].

The [    ].

d)	Eligible Policies: [ ] Variable Life Insurance Policies and increases that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those Policies issued as continuations of such Policies under the Agreement (including Policies [ ] before the Effective Date of this Agreement).

e)	Basis of Reinsurance:

Effective April 20, 2024

The Reinsurer shall [    ].

Effective January 1, 2023 through 7April 19, 2024

The Reinsurer shall [    ].

Effective November 21, 2020 through December 31, 2022

[    ].

f)	Issue Ages: [ ]

B.2	Automatic Reinsurance Limits

a)	Reinsurer’s Share:

Effective April 20, 2024

Automatic Quota Share: [    ]

Automatic Excess: [    ]

[    ]Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: [    ]

Automatic Excess: [    ]

[    ]Effective November 21, 2020 through December 31, 2022Automatic Quota Share: [    ]

Automatic Excess: [    ]

[    ]

b)	Ceding Company’s Retention:

Effective April 20, 2024

Automatic Quota Share: The Ceding Company will retain the [    ] of the first [    ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

[    ].

Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: The Ceding Company will retain [    ] of the first [    ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

[    ].

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share: The Ceding Company will retain [    ] of the first [    ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

[    ].

c)	Automatic and Facultative Obligatory Binding Limits:

Effective April 20, 2024

Automatic Quota Share: Maximum $[    ]

Automatic Excess: Up to an additional [    ]

[    ]

The maximum totals for Automatic Quota Share, facultative and Automatic Excess will not exceed [    ].

Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: Maximum [    ]

Automatic Excess: Up to an additional [    ]

[    ]

The maximum totals for Automatic Quota Share, facultative and Automatic Excess will not exceed [    ].

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share: Maximum [    ]

Automatic Excess: Up to an additional [    ]

[    ]The maximum totals for the Automatic Quota Share, facultative and Automatic Excess will not [    ].

d)	Automatic Issue Limits:

Effective April 20, 2024

Automatic Quota Share:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

Automatic Excess:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

[    ]Effective January 1, 2023 through April 19, 2024

Automatic Quota Share:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

Automatic Excess:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

[    ]Effective November 21, 2020 through December 31, 2022

Automatic Quota Share:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

Automatic Excess:

Minimum face amount: $[    ]

Maximum face amount: $[    ]

[    ]

B.3	Jumbo Limit

$[    ] of life insurance inforce and “Applied For” with signature (defined below) [    ]. The Ceding Company does [    ].  "Applied for" means a [    ]. Prior to or at the time of issuing a Policy, the Ceding Company will [    ].

As a [    ].

B.4	Cession Limits

Effective April 20, 2024

Minimum $[    ]

Effective November 21, 2020 through April 19, 2024

Minimum $[    ]

B.5	[ ]

The Parties agree [    ].

Examples [    ]:

•	[ ].
•	[ ].
•	[ ].

[    ].

The [    ].

Exhibit A: Retention Limits of the Ceding Company

[table deleted]

EXHIBIT E: Reinsurance Premiums and Allowances

E.1	Reinsurance Premium Calculation

[    ] = reinsurance premium

E.2	Reinsurance Premium Rates

Effective April 20, 2024

First year premium rates are [    ]. The premium rates per thousand of reinsurance amount at risk for Policy years [    ] For policies reaching [    ].

Effective November 21, 2020 through April 19, 2024

First year premium rates are [    ]. The premium rates per thousand of reinsurance amount at risk for Policy years [    ]. For policies reaching [    ].

E.3	Percentages

Effective November 21, 2020 through April 19, 2024

[    ]:

[table deleted]

E.4	Policy Fees

No Policy fees shall be paid under this Agreement.

E.5	Age Basis

Age nearest birthday

E.6	Flat Extras

Policies with permanent and temporary flat extra ratings will have reinsurance premiums that are [    ].

(1)	[ ];
(2)	[ ].

*Permanent flat extras will drop off the Policy after[    ]. If the insured’s underwriting classification changes to standard, then the flat extra would no longer apply, and the flat extra can be terminated prior to [    ] in accordance with Section 9.3 – Risk Classification Changes.

E.7	Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates [    ].

Permanent ratings will drop off the Policy after the later of [    ]. If the insured’s underwriting classification changes to one of the standard classes, then the rating would no longer apply, and the rating can be terminated prior to the greater of [    ] in accordance with Section 9.3 – Risk Classification Changes.

ADDENDUM B:

MassMutual APEX VUL – YRT Reinsurance Rates

Effective April 20, 2024

Reinsurance Rates are applied to the [    ]

[tables deleted]

Page 6 of 6